SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 18, 2002

U.S. PLASTIC LUMBER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-23855	87-0404343

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 W. Glades Road, Suite 440 W.
Boca Raton, Florida 33431

(Address of principal executive offices)

(561) 394-3511

Registrant’s telephone number,
including area code:

Not Applicable

(Former name or former address,
if changed since last report)

     References to “USPL,” the “Company,” “we,” “us” and “our” in this Current Report refer to U.S. Plastic Lumber Corp. and its subsidiaries and predecessors unless the context of the description indicates otherwise.

FORWARD LOOKING STATEMENTS

     Certain statements and information included in this Current Report constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this Current Report, the words or phrases “will”, “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimate”, “projected”, “intends to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to failure to comply with principal obligations and covenants in debt and other agreements, the ability to obtain adequate financing on commercially acceptable terms, economic conditions, changes in law or regulations, failure to comply with Nasdaq’s requirements for continued listings of our common stock, demand for our products and services, newly developing technologies, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition from entities with greater financial resources than that possessed by us, and stockholder dilution. Such factors could materially adversely affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed within this Current Report. Additional discussion of such factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in our filings with the Securities and Exchange Commission.

ITEM 5. OTHER EVENTS

     Execution of the Letter Concerning the Sale of Clean Earth, Inc.

     We executed a letter agreement, dated as of February 18, 2002, which amends certain of the terms of the Purchase Agreement among New CEI Inc., Clean Earth Inc. and us dated as of December 29, 2001, as amended by the Amendment to the Purchase Agreement dated February 12, 2002. The letter is attached as Exhibit 10.32.

     Execution of Forbearance and Modification Agreement with GE Lending Group

     We previously reported in a Current Report on Form 8-K that on January 3, 2002 we notified GE Capital Corp. and the other participants in the Master Credit Facility (“the GE Lending Group”) that we would not be making any further principal payments until at least April of 2002. In addition, we did not make the term payment of $1.7 million due January 2, 2002 and, as of September 30, 2001, we were not in compliance with the tangible net worth covenant under the Master Credit Facility, largely due to the restructuring and asset impairment charges recorded in the third quarter of 2001. On March 18, 2002, we entered into a Forbearance and Modification Agreement, dated as of February 28, 2002, with the GE Lending Group which restructures the Master Credit Facility so that no principal is due until April 1, 2002 and waives the covenant violation as of September 30, 2001 and a similar violation as of December 31, 2001. The agreement does require us to continue making interest payments and as of March 19, 2002 we have made all required interest payments under the Master Credit Facility.

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     In addition to the resumption of regular principal payments on April 1, 2002, the Forbearance and Modification Agreement requires us to make a prepayment of $500,000 within two business days following the sale of our Clean Earth, Inc. subsidiary. We are also required to make an additional prepayment in the amount of $2,000,000 upon the earlier of: (i) the replacement of the revolving credit line with our Senior Lenders with a new revolving credit facility with availability of at least $10,000,000; (ii) our receipt of proceeds resulting from exercising the purchase option on and subsequent refinancing of our leased property in Chicago, Illinois; or (iii) September 30, 2002.

     The Forbearance and Modification Agreement re-sets the minimum tangible net worth covenant for March 31, 2002 and adds new covenants for minimum levels of earnings before interest, taxes, depreciation and amortization (“EBITDA”) commencing June 30, 2002. It also requires us, under certain circumstances, to grant additional security interest to GE Capital Corp. and the GE Lending Group for some of our property, plant and equipment that these lenders currently have no security interest in. The Forebearance and Modification Agreement is attached as Exhibit 10.33.

     Nasdaq De-listing Notice

     On February 18, 2002 we received notice from NASDAQ that our stock may be delisted from the National Market System because it has not maintained a minimum bid price of $1.00 over the last 30 consecutive trading days. In accordance with Marketplace Rules, the Company has 90 calendar days, or until May 15, 2002, to regain compliance. While our Board of Directors intends to review the options available to us for regaining compliance with the listing requirements of the Nasdaq National Market, we will also consider transferring our securities to The Nasdaq SmallCap Market.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements — None.

     (b)  Pro forma financial information — None.

     (c)  Exhibits.

10.32	Letter Agreement among New CEI Inc., U.S. Plastic Lumber Corp. and Clean Earth Inc. dated as of March 5, 2002.

10.33	Forbearance and Modification Agreement by and among General Electric Capital Corporation, the other Lenders, U.S. Plastic Lumber Ltd., The Eaglebrook Group, Inc., and U.S. Plastic Lumber Corp. dated as of February 28, 2002.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PLASTIC LUMBER CORP. (Registrant)

Date: March 19, 2002	By: /s/ Bruce C. Rosetto

Bruce C. Rosetto, Executive Vice President and General Counsel/Secretary

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